5: EXHIBIT 16

EXHIBIT 16

February 9, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: East Coast Diversified Corporation

Commission File No. 0-50356

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of East Coast Diversified Corporation and agree with the statements made under the caption "(a)(1) Previous Independent Accountant" concerning our firm, except that we have no basis to agree or disagree with the statements of the Registrant contained in paragraph (a)(1)(iii).

Very truly yours,

/s/ KAHN BOYD LEVYCHIN, LLP